Exhibit 23.2

November 7, 2019

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Profound Medical Corp. of our report dated August 14, 2019, relating to the financial statements, which appear in Exhibit 4.2 of Profound Medical Corp.’s Registration Statement on Form F-10.

/s/ PricewaterhouseCoopers LLP

 Chartered Professional Accountants, Licensed Public Accountants

 Oakville, Ontario, Canada

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.